EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Crawford & Company Executive Stock Bonus Plan of our reports dated February 26, 2014, with respect to the consolidated financial statements of Crawford & Company and the effectiveness of internal control over financial reporting of Crawford & Company included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 6, 2014